UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2010

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, British Columbia, Canada V6P 5T2

(Address of principal executive offices and Zip Code)

(778) 999-2575

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2007, Black Tusk Minerals Inc.’s Peruvian subsidiary, Black Tusk Minerals Peru SAC (“Black Tusk Peru”) and Marlene Ore Lamilla (the “Holder”), entered into a Mining Concessions and Claims Transfer Agreement (the “Transfer Agreement”) pursuant to which the Holder transferred and assigned to Black Tusk Peru all of the Holder’s right, title, and interest in and to certain mining concessions and claims located in the District of Huanza, Province of Huarochiri, Department of Lima (the “Peru Properties”).

Pursuant to the Transfer Agreement, Black Tusk Peru granted the Holder a 1% net smelter return royalty on commercial production at the Peru Properties (the “NSR Royalty”).

On December 7, 2010, the Transfer Agreement was amended to eliminate the NSR Royalty whereby the NSR Royalty reverted to Black Tusk Peru and was terminated. The amendment to the Transfer Agreement is registered with the appropriate Peruvian authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC.

By:

    /s/ Gavin Roy

Name: Gavin Roy

Title: President and Director

Dated: December 8, 2010